750284-4-10533-v0.11 - 1 - US-5003-ERISA SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT THIS EMPLOYMENT AGREEMENT (“Agreement”) made as of March 1, 2019, as amended and restated as of April 13, 2020, is further amended and restated as of June 30, 2021 by and between Hannon Armstrong Sustainable Infrastructure Capital, Inc. a Maryland corporation (the “Company”), and Jeffrey Lipson, an individual (the “Employee”). For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Employee agree as follows: 1. Term. The Company hereby agrees to employ the Employee, and the Employee hereby agrees to work for the Company, on the terms and conditions hereinafter set forth. The term of this Agreement commenced as of March 1, 2019 and terminates on a date specified by the Company or the Employee in a notice given, at will, with or without Cause (as defined below), by either party to the other not less than 30 days prior to such date, unless such term is sooner terminated as herein provided. 2. Duties. The Employee agrees to be employed by the Company in such capacities as the Company may from time to time direct, it being the intent of the parties that the Employee will serve in the capacity of Executive Vice President and Chief Financial Officer, and as such, the Employee shall faithfully perform for the Company the duties of such office and shall have such responsibilities as are customary for an Executive Vice President and Chief Financial Officer employed by a public company of similar size and nature. The Employee shall report directly to the Chief Executive Officer of the Company. During the term of this Agreement, the Employee will devote his full time and exclusive attention during normal business hours to, and use his best efforts to advance, the business and welfare of the Company, its affiliates, subsidiaries and successors in interest. During the term of his employment with the Company, the Employee shall not engage in any other employment activities for any third party for any direct or indirect remuneration without the prior written consent of the Company. It is acknowledged hereunder that Employee currently serves as a Director of Congressional Bank for which he receives compensation, and such service has been approved by the Company. 3. Compensation. For all services provided by the Employee, the Company shall compensate Employee in such amounts and upon such terms as the parties may agree from time to time. The initial Base Salary and Annual Bonus amounts set forth in Exhibit A attached hereto are made a part of this Agreement. The Compensation Committee of the Board (the “Compensation Committee”) shall review the Employee’s Base Salary and Annual Bonus in good faith on an annual basis and may provide for increases thereto, and shall set the criteria for earning such Annual Bonus, as it may in its sole discretion deem appropriate. Once increased, the Base Salary shall not thereafter be decreased. 4. Other Benefits. During the term of employment with the Company, the Employee will be eligible to participate in fringe benefit programs that the Company generally makes available to its employees, including medical and dental insurance and life insurance; provided that nothing herein shall be construed as restricting the Company’s right to unilaterally modify or terminate any of such programs at any time with or without notice. DocuSign Envelope ID: 6B857F83-EB0F-4E7E-82C3-DB9458294A39

750284-4-10533-v0.11 - 2 - US-5003-ERISA 5. Equity Awards. The Employee will be eligible to receive an award of limited partner profit interests (“LTIP Units”) under the 2013 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan (the "Equity Incentive Plan") and an appropriate LTIP Unit award agreement when grants of LTIP Units are otherwise made by the Company to similarly situated executives of the Company. In the event that the Company terminates the Employee’s employment with the Company other than for Cause within 60 days before or 90 days after a Change in Control (as defined in the Equity Incentive Plan), all of the Employee’s (a) LTIP Units, (b) shares of restricted stock and (c) other stock-based compensation that were granted under the Equity Incentive Plan or any successor plan (together "Equity Interests"), in each case, that vest on the basis of time and that are outstanding at the time of such termination, shall become fully vested and nonforfeitable. The effect, if any, of termination of employment before or after a Change in Control on an Equity Interest that vests based on the achievement of performance targets will be set forth in the applicable award agreement under which such Equity Interest was granted. 6. Death or Disability. If the Employee dies or if there is a good faith determination by the Board that the Employee has become physically or mentally incapable of performing the Employee’s duties under this Agreement and such disability has disabled the Employee for a cumulative period of 180 days within any 12-month period (a "Disability"), the Employee’s employment with the Company will automatically terminate and all obligations of the Company hereunder will terminate as of the end of the month in which such event occurs. Upon a termination by reason of death or Disability pursuant to Section 6, (a) all of the Employee's Equity Interests that are outstanding at the time of such termination shall become fully vested and nonforfeitable and (b) the Company shall pay to the Employee (or his estate, as applicable) at the time that the Annual Bonus would otherwise be paid in accordance with Section 3 hereof (i) in the event of a termination by reason of the Employee's death, a pro rata (based on the number of days employed up to the effective date of termination in the applicable fiscal year) target Annual Bonus for the fiscal year in which the Employee's termination occurs, or (ii) in the event of a termination by reason of the Employee's Disability, the target Annual Bonus for the fiscal year in which the Employee’s termination occurs, in either case of (i) or (ii), calculated based on actual results for such fiscal year. 7. Certain Terminations of Employment. (a) In the event that (i) the Company terminates the Employee’s employment with the Company for Cause, (ii) the Employee terminates the Employee’s employment with the Company for other than Good Reason or (iii) the Employee’s employment with the Company is terminated by reason of death or Disability pursuant to Section 6, the Company shall pay to the Employee (or the Employee’s estate or beneficiaries), in a lump sum payment within 30 days following the effective date the Employee’s termination of employment, an amount equal to the Base Salary, Annual Bonus and other benefits earned and accrued under this Agreement but not yet paid prior to the effective date of termination (collectively, the “Accrued Benefits”). DocuSign Envelope ID: 6B857F83-EB0F-4E7E-82C3-DB9458294A39

750284-4-10533-v0.11 - 3 - US-5003-ERISA (b) In the event that the Company terminates the Employee’s employment with the Company for reasons other than for Cause or the Employee terminates the Employee’s employment for Good Reason, then (1) the Company shall pay to the Employee severance compensation in a lump sum payment within 30 days following the effective date the Employee’s termination of employment in an amount equal to (i) the Accrued Benefits, (ii) the then-current monthly Base Salary payable under paragraph 3 hereof, as of the date of termination, for the eighteen (18) months following the date of termination, and (iii) 150% of the Employee’s average Annual Bonus payable under paragraph 3 hereof actually received in respect of the three fiscal years (or such fewer number of fiscal years with respect to which the Employee received an Annual Bonus) immediately prior to the year of termination, and (2) all outstanding equity (or equity-based) incentives and awards held by the Employee shall thereupon immediately vest and become free of restrictions and all stock options shall be exercisable in accordance with their terms and shall not expire prior to the earlier of the term of such stock option and the first anniversary after the date of termination (or, in the case of a Change in Control, the earlier of the term of stock option and the third anniversary of the Change in Control).. (c) In the event that the Company terminates the Employee’s employment with the Company for reasons other than for Cause or the Employee terminates the Employee's employment for Good Reason, the Company shall provide, for the period beginning on the date of the termination of the Employee's employment with the Company and ending on the earlier of (x) eighteen (18) months following the Employee's termination employment and (y) the date on which the Employee's coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, terminates as provided by law (and the Employee shall notify the Company of any subsequent employment through which he is provided medical coverage), Company-paid medical coverage at the same rates as in effect prior to the date of termination of Employee's employment (so long as applicable law and regulations permit such Company payment without imposition of a tax or penalty on the Company or other plan participants or otherwise adversely affecting the Company, the applicable plan or other participants in the plan), or, at the Company's option, the cash amount necessary to obtain equivalent coverage. (d) For purposes of this Agreement, “Cause” shall mean, the Employee’s: (i) commission of, and indictment for or formal admission to, a felony involving moral turpitude, deceit, dishonesty or fraud (but excluding traffic violations); (ii) willful and material misconduct or gross misconduct in connection with the performance of the Employee’s duties, including, without limitation, embezzlement or the misappropriation of funds or property of the Company; (iii) failure to adhere to lawful directions of the Chief Executive Officer, to adhere to the Company’s policies and practices, or as required in Section 2 hereof, to devote substantially all of the Employee’s business time and efforts to the Company, which failure continues for a period of 30 business days after written demand for corrective action is delivered by the Company; or (iv) material breach of the terms DocuSign Envelope ID: 6B857F83-EB0F-4E7E-82C3-DB9458294A39

750284-4-10533-v0.11 - 4 - US-5003-ERISA and provisions of this Agreement and the failure to cure such breach within 10 days following written notice from the Company specifying such breach. (e) For purposes of this Agreement, “Good Reason” shall mean any of the following, unless consented to by the Executive: (i) any change in job title or material diminution in the Employee’s roles and responsibilities from those set forth in this Agreement (including, without limitation, the assignment of duties materially inconsistent with Employee’s position) that cause a reduction in the Employee’s Annual Salary or Annual Bonus potential; (ii) a material reduction in the Employee’s Annual Salary or Annual Bonus potential; (iii) a relocation of the Company’s headquarters outside a 30 mile radius of Annapolis, MD or moving of the Employee’s office or place of performance from the Company’s headquarters; or (iv) a material breach by the Company of this Agreement or any other material agreement between the Employee and the Company. Notwithstanding the foregoing, following a Change in Control, the definition of "Good Reason" as set forth above shall be modified to delete all references to the term "material" (namely, in Section 7(e)(i), Section 7(e)(ii) and Section 7(e)(iv)), and the definition of "Good Reason" shall otherwise remain in effect as provided herein. Furthermore, Good Reason shall not be deemed to exist unless (x) written notice of termination on account thereof is given by the Employee no later than 60 days after the time at which the event or condition purportedly giving rise to Good Reason first occurs or arises (or, if later, the Employee’s knowledge thereof); and (y) if there exists (without regard to this clause (y)) an event or condition that constitutes Good Reason, the Company shall have 30 days from the date written notice of such a termination is given by the Employee to cure such event or condition and, if the Company does so, such event or condition shall not constitute Good Reason hereunder. (f) Notwithstanding any other provision of this Agreement, the Company shall not be required to provide the payments and benefits provided for under Sections 7(b) and (c) unless the Employee executes and delivers to the Company a waiver and release substantially in the form attached hereto as Exhibit B and such waiver and release becomes effective and irrevocable within 21 days following the date of termination. (g) In the event that any payment or benefit made or provided to the Employee under this Agreement (the “Payment”), either alone or together with any other “parachute payments” as defined in Section 280G(b)(2) of the Internal Revenue Code (the "Code") (such other parachute payments, “Section 280G Payments”), would constitute a parachute payment, the Payment shall be reduced to the largest amount as will result in no portion of the Payment or Section 280G Payments being subject to the excise tax imposed by Section 4999 of the Code (the “Reduced Payment”), provided however, no reduction to the Payment shall occur if the Payment plus Section 280G Payments, less any excise tax which would be imposed on such Payment and Section 280G Payments pursuant to Section 4999 of the Code, would be greater than the Reduced Payment plus Section 280G Payments. If a reduction of Section 280G Payments is necessary, the payments shall be reduced in the following order: (i) cash payments that are treated in full as a parachute payment; DocuSign Envelope ID: 6B857F83-EB0F-4E7E-82C3-DB9458294A39

750284-4-10533-v0.11 - 5 - US-5003-ERISA (ii) equity-based payments and accelerations of payments that are treated in full as a parachute payment; (iii) cash payments that are treated in part as a parachute payment; (iv) equity-based payments and accelerations of payments that are treated in part as a parachute payment; and (v) other non-cash forms of benefits. Within any such category of payments and benefits (that is, (i), (ii), (iii), (iv) or (v)), a reduction shall occur first with respect to amounts that are not “deferred compensation” within the meaning of Section 409A of the Code and then with respect to amounts that are “deferred compensation.” To the extent any such payment is to be made over time (e.g., in installments), the payments shall be reduced in reverse chronological order. 8. Company Policies. The Employee acknowledges and agrees that he will carefully review each of the policies set forth in the Company Policy Handbook provided to the Employee and will acknowledge his review and acceptance of such policies and the obligations required of the Employee by signing the applicable signature blocks therein and returning the executed version to the Office of the General Counsel. Employee likewise acknowledges and agrees to abide by any revision or addition to the Company policies as may be issued by the Company from time to time throughout the term of employment. 9. Restrictive Covenants. (a) Covenants. The Employee acknowledges that (i) the principal business of the Company (which expressly includes for purposes of this Section 9 (and any related enforcement provisions hereof), its successors and assigns) is to provide debt and equity financing for sustainable infrastructure projects that increase energy efficiency, provide cleaner energy sources, positively impact the environment and make more efficient use of natural resources (such businesses, and any and all other businesses in which, at the time of the Employee's termination, the Company is actively and regularly engaged or actively pursuing, herein being collectively referred to as the "Business"); (ii) the Company is one of the limited number of persons who have developed such a business; (iii) the Company's Business is national in scope; (iv) the Employee's work for the Company has given and will continue to give him access to the confidential affairs and proprietary information of the Company; (v) the covenants and agreements of the Employee contained in this Section 9 are essential to the business and goodwill of the Company; and (vi) the Company would not have entered into this Agreement but for the covenants and agreements set forth in this Section 9. Accordingly, the Employee covenants and agrees that: (i) By and in consideration of the salary and benefits to be provided by the Company hereunder, including the severance arrangements set forth herein, and further in consideration of the Employee's exposure to the proprietary information of the Company, the Employee covenants and agrees that, during the period commencing on the date hereof and ending eighteen (18) months following the date upon which the Employee shall cease to be an employee of the Company and its affiliates (the "Restricted Period"), the Employee shall not in the Restricted Territory (as defined below), directly DocuSign Envelope ID: 6B857F83-EB0F-4E7E-82C3-DB9458294A39

750284-4-10533-v0.11 - 6 - US-5003-ERISA or indirectly, whether as an owner, partner, shareholder, principal, agent, employee, consultant or in any other relationship or capacity, (A) engage in the Business (other than for the Company or its affiliates) or otherwise compete with the Company or its subsidiaries in the Business or (B) render to a person, corporation, partnership or other entity engaged in the Business the same services that the Employee renders to the Company; provided, however, that, notwithstanding the foregoing, (1) the Employee may invest in securities of any entity, solely for investment purposes and without participating in the business thereof, if (x) such securities are listed on any national securities exchange, (y) the Employee is not a controlling person of, or a member of a group which controls, such entity, and (z) the Employee does not, directly or indirectly, own 5% or more of any class of securities of such entity; and (2) the Employee may continue to serve on any board of directors on which the Employee was serving as of the date of the Employee's termination of employment; and (3) the Employee may be employed by or provide services for a company (a "Conglomerate") with multiple lines of businesses, including a line of business competitive with the Company, so long as the following conditions are satisfied: (w) the Conglomerate derives less than ten percent (10%) of its total annual revenue from the line of business that is competitive with the Company (the "Competitive Division"), (x) the Employee is employed by or provides services to a line of business of Conglomerate that is not competitive with the Company; and (y) the Employee does not perform services for the Competitive Division; and (z) the Employee (A) provides the Company with advance notice of such employment or service and (B) informs the Conglomerate in writing of its obligations under this Section 9. (ii) For purposes of this Agreement, the "Restricted Territory" shall mean any (A) state in the United States and (B) foreign country or jurisdiction, in the case of clause (A) or (B), in which the Company (x) is actively conducting the Business during the Term or (y) has initiated a plan adopted by the Board to conduct the Business in the two years following the Term. (iii) During and after the Term, the Employee shall keep secret and retain in strictest confidence, and shall not use for the Employee’s benefit or the benefit of others, except in connection with the business and affairs of the Company and its affiliates, all non-public confidential matters relating to the Company's Business and the business of any of its affiliates and to the Company and any of its affiliates, learned by the Employee heretofore or hereafter directly or indirectly from the Company or any of its affiliates (the "Confidential Company Information"), and shall not disclose such Confidential Company Information to anyone outside of the Company except in the course of the Employee’s duties or with the CEO's express written consent. Confidential Company Information does not include information which is at the time of receipt or thereafter becomes publicly known through no wrongful act of the Employee or is received from a third party not under an obligation to keep such information confidential and DocuSign Envelope ID: 6B857F83-EB0F-4E7E-82C3-DB9458294A39

750284-4-10533-v0.11 - 7 - US-5003-ERISA without breach of this Agreement or which is independently developed or obtained by the Employee on the Employee's own time without reliance upon any confidential information of the Company or use of any Company resources. Notwithstanding anything in this agreement to the contrary, the Employee may disclose Confidential Company Information where the Employee is required to do so by law, regulation, court order, subpoena, summons or other valid legal process; provided, that the Employee, so long as legally permitted to do so, first (A) promptly notifies the Company, (B) uses commercially reasonable efforts to consult with the Company with respect to and in advance of the disclosure thereof, and (C) reasonably cooperates with the Company to narrow the scope of the disclosure required to be made, in each case, solely at the Company’s expense. (iv) During the Restricted Period, the Employee shall not, without the Company's prior written consent, directly or indirectly, solicit or encourage to leave the employment or other service of the Company or any of its subsidiaries, any person or entity who is or was during the 6-month period preceding the Employee’s termination of employment, an employee, agent or independent contractor of the Company or any of its subsidiaries. During the Restricted Period, the Employee shall not, whether for the Employee’s own account or for the account of any other person, firm, corporation or other business organization, solicit for a competing business or intentionally interfere with the Company's or any of its subsidiaries’ relationship with, or endeavor to entice away from the Company for a competing business, any person who is or was during the 6-month period preceding the Employee's termination of employment, a customer, client, agent, or independent contractor of the Company or any of its subsidiaries. For purposes hereof, "customer" and "client," as such terms relate to government customers, mean the program office to which the Company is or was providing any goods or services as of the date hereof or during the one-year period prior to the date hereof. (v) All memoranda, notes, lists, records, property and any other tangible product and documents (and all copies thereof), whether visually perceptible, machine-readable or otherwise, made, produced or compiled by the Employee or made available to the Employee containing Confidential Company Information (A) shall at all times be the property of the Company (and, as applicable, any affiliates) and shall be delivered to the Company at any time upon its request, and (B) upon the Employee's termination of employment, shall be promptly returned to the Company. This section shall not apply to materials that the Employee possessed prior to the Employee’s business relationship with the Company, to the Employee's personal effects and documents, and to materials prepared by the Employee for the purposes of seeking legal or other professional advice. (vi) At no time during the Employee's employment by the Company or at any time thereafter shall the Employee or any representative of the Company DocuSign Envelope ID: 6B857F83-EB0F-4E7E-82C3-DB9458294A39

750284-4-10533-v0.11 - 8 - US-5003-ERISA publish any statement or make any statement under circumstances reasonably likely to become public that is critical of the other party, or in any way otherwise be materially injurious to the Business or reputation of the other party, unless otherwise required by applicable law or regulation or by judicial order. (b) Rights and Remedies upon Breach. (i) The parties hereto acknowledge and agree that any breach of any of the provisions of Section 9 or any subparts thereof (individually or collectively, the "Restrictive Covenants") may result in irreparable injury and damage for which money damages would not provide an adequate remedy. Therefore, if either party breaches, or threatens to commit a breach of, any of the provisions of Section 9 or any subpart thereof, the other party and its affiliates, in addition to, and not in lieu of, any other rights and remedies available to the other party and its affiliates under law or in equity (including, without limitation, the recovery of damages), shall have the right and remedy to seek to have the Restrictive Covenants or other obligations herein specifically enforced (without posting bond and without the need to prove damages) by any court having equity jurisdiction, including, without limitation, the right to seek an entry of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, whether or not then continuing, of such covenants. (ii) The Employee agrees that the provisions of Section 9 of this Agreement and each subsection thereof are reasonably necessary for the protection of the Company’s legitimate business interests and if enforced, will not prevent the Employee from obtaining gainful employment should the Employee’s employment with the Company end. The Employee agrees that in any action seeking specific performance or other equitable relief, the Employee will not assert or contend that any of the provisions of this Section 9 are unreasonable or otherwise unenforceable as drafted. The existence of any claim or cause of action by the Employee, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of the Restrictive Covenants. (c) The provisions of this Paragraph 9 will survive any termination of this Agreement. 10. Notices. All notices and other communications required or permitted under this Agreement shall be in writing, served personally on, or mailed by registered or certified United States mail to, in the case of notices to the Employee, to the Employee’s residence set forth in the employment records of the Company and in the case of notices to the Company, to the Company’s principal executive office to the attention of the General Counsel. 11. Section 409A. DocuSign Envelope ID: 6B857F83-EB0F-4E7E-82C3-DB9458294A39

750284-4-10533-v0.11 - 9 - US-5003-ERISA (a) To the extent applicable, it is intended that this Agreement comply with the provisions of Section 409A of the Code, and this Agreement shall be construed and applied in a manner consistent with this intent. If the consideration and revocation period set forth in Section 7(f) hereof spans two taxable years, payments will be made in the second taxable year. (b) Any payment or benefit due upon a termination of employment that represents a "deferral of compensation" within the meaning of Section 409A shall commence to be paid or provided to Employee thirty-one (31) days following a "separation from service" as defined in Treas. Reg. Section 1.409A-1(h), unless earlier commencement is otherwise permitted by Section 409A, provided that Employee executes within 30 days following "separation from service" a general release of claims in a form and substance satisfactory to the Company and its legal counsel. Each payment made under this Agreement shall be deemed to be a separate payment for purposes of Section 409A. Amounts payable under this Agreement shall be deemed not to be a "deferral of compensation" subject to Section 409A to the extent provided in the exceptions in Treasury Regulation Section 1.409A-1(b)(4) ("short-term deferrals") and (b)(9) ("separation pay plans," including the exception under subparagraph (iii)) and other applicable provisions of Treasury Regulation Sections 1.409A-1 through A-6. (c) Notwithstanding anything in this Agreement to the contrary, the following special rule shall apply, if and to the extent required by Section 409A, in the event that (i) Employee is deemed to be a "specified employee" within the meaning of Section 409A(a)(2)(B)(i), (ii) amounts or benefits under this Agreement or any other program, plan or arrangement of the Company or a controlled group affiliate thereof are due or payable on account of "separation from service" within the meaning of Treasury Regulations Section 1.409A-1(h), and (iii) Employee is employed by a public company or a controlled group affiliate thereof: no payments hereunder that are "deferred compensation" subject to Section 409A shall be made to Employee prior to the date that is six (6) months after the date of separation from service or, if earlier, the date of death; following any applicable six (6) month delay, all such delayed payments will be paid in a single lump sum on the earliest permissible payment date. (d) Notwithstanding anything to the contrary in this Agreement, any payment or benefit under this Agreement or otherwise that is exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(9)(v)(A) or (C) (relating to certain reimbursements and in-kind benefits) shall be paid or provided to Employee only to the extent that the expenses are not incurred, or the benefits are not provided, beyond the last day of the second calendar year following the calendar year in which Employee's "separation from service" occurs; and provided further that such expenses are reimbursed no later than the last day of the third calendar year following the calendar year in which Employee's "separation from service" occurs. To the extent any indemnification payment, expense reimbursement or the provision of any in-kind benefit is determined to be subject to Section 409A (and not exempt pursuant to the prior sentence or otherwise), the amount of any such DocuSign Envelope ID: 6B857F83-EB0F-4E7E-82C3-DB9458294A39

750284-4-10533-v0.11 - 10 - US-5003-ERISA indemnification payment or expenses eligible for reimbursement or the provision of any in-kind benefit in one calendar year shall not affect the indemnification payment or provision of in-kind benefits or expenses eligible for reimbursement in any other calendar year (except for any lifetime or other aggregate limitation applicable to medical expenses), and in no event shall any indemnification payment or expenses be reimbursed after the last day of the calendar year following the calendar year in which Employee incurred such indemnification payment or expenses, and in no event shall any right to indemnification payment or reimbursement or the provision of any in-kind benefit be subject to liquidation or exchange for another benefit. 12. Entire Agreement. This Agreement contains the entire understanding between the parties and supersedes any prior written or oral agreements between them. There are no representations, warranties, covenants, agreements or understandings oral or written, between the parties relating to the employment of the Employee which are not fully expressed herein. This Agreement shall not be modified or waived except by written instrument and signed by the parties. 13. Severability. The provisions of this Agreement shall be deemed severable, and if any part of any provision is held by any court of competent jurisdiction to be illegal, void, invalid or unenforceable in whole or in part as to any party, such provision may be changed, consistent with the intent of the parties hereto, to the extent reasonably necessary to make such provision, as so changed, legal, valid, binding and enforceable. If such provision cannot be changed consistent with the intent of the parties hereto to make it legal, valid, biding and enforceable, then such provision shall be stricken from this Agreement, and the remaining provisions of this Agreement shall not be affected or impaired but shall remain in full force and effect. 14. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties and their respective executors, administrators, personal representatives, heirs, legatees, devises, assigns and successors in interest. 15. Governing Law. This Agreement has been entered into in, and shall be construed and enforced in accordance with, the laws of the State of Maryland, without giving effect to the principles of conflicts of law thereof. 16. Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement will become effective when the Company receives a counterpart hereof executed by the Employee and the Company. DocuSign Envelope ID: 6B857F83-EB0F-4E7E-82C3-DB9458294A39

750284-4-10533-v0.11 - 11 - US-5003-ERISA IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written. HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC. By: Jeffrey W. Eckel President and Chief Executive Officer Jeffrey Lipson DocuSign Envelope ID: 6B857F83-EB0F-4E7E-82C3-DB9458294A39

750284-4-10533-v0.11 - 12 - US-5003-ERISA EXHIBIT A (Subject to Increase) "Base Salary": $525,000 per annum, payable in accordance with the customary payroll practices of the Company applicable to senior executives from time to time. "Annual Bonus": Target of 150% of Base Salary. Similar to other members of the Company’s management team, criteria for earning the Annual Bonus will be determined by the Compensation Committee, with 70% based on corporate financial measures, 15% on key strategic initiatives, and 15% individual goals. The Annual Bonus shall be paid in cash in the fiscal year following the fiscal year for which such bonus is awarded, but in all events shall be paid no later than March 15 of such following fiscal year. DocuSign Envelope ID: 6B857F83-EB0F-4E7E-82C3-DB9458294A39

750284-4-10533-v0.11 - 13 - US-5003-ERISA EXHIBIT B Form of Waiver and Release This Waiver and General Release of all Claims (this "Agreement") is entered into by [•] (the "Executive") and Hannon Armstrong Sustainable Infrastructure Capital, Inc., a Maryland corporation (the "Company"), effective as of [DATE] (the "Effective Date"). In consideration of the promises set forth in the Employment Agreement between the Executive and the Company, dated [•] (the "Employment Agreement"), the Executive and the Company agree as follows: 1. General Releases and Waivers of Claims. (a) Executive's Release of Company. In consideration of the payments and benefits provided to the Executive under Section 7 of the Employment Agreement and after consultation with counsel, the Executive (or the Executive’s estate, as applicable) hereby irrevocably and unconditionally releases and forever discharges the Company and its past, present and future parent entities, subsidiaries, divisions, affiliates and related business entities, any of its or their successors and assigns, assets, employee benefit plans or funds, and any of its or their respective past, present and/or future directors, officers, fiduciaries, agents, trustees, administrators, managers, supervisors, stockholders, employees and assigns, whether acting on behalf of the Company or in their individual capacities (collectively, "Company Parties") from any and all claims, actions, causes of action, rights, judgments, obligations, damages, demands, accountings or liabilities of whatever kind or character (collectively, "Claims"), including, without limitation, any Claims under any federal, state, local or foreign law, that the Executive (or the Executive’s estate, as applicable) may have, or in the future may possess, arising out of the Executive's employment relationship with and service as an employee, officer or director of the Company, and the termination of such relationship or service; provided, however, that the Executive (or the Executive’s estate, as applicable) does not release, discharge or waive (A) any rights to payments and benefits provided under the Employment Agreement, (B) any right the Executive (or the Executive’s estate, as applicable) may have to enforce this Agreement, the Award Agreements or the Employment Agreement, (C) the Executive’s rights under the Indemnification Agreement and rights to indemnification and advancement of expenses in accordance with the Company’s certificate of incorporation, bylaws or other corporate governance document, or any applicable insurance policy, (D) any claims for benefits under any employee benefit or pension plan of the Company Parties subject to the terms and conditions of such plan and applicable law including, without limitation, any such claims under the Employee Retirement Income Security Act of 1974, or (E) any right or claim that the Executive (or the Executive’s estate, as applicable) may have to obtain contributions as permitted by applicable law in an action in which both the Executive on the one hand or any Company Party on the other hand are held jointly liable. DocuSign Envelope ID: 6B857F83-EB0F-4E7E-82C3-DB9458294A39

750284-4-10533-v0.11 - 14 - US-5003-ERISA (b) Executive's Specific Release of ADEA Claims. In further consideration of the payments and benefits provided to the Executive under Section 7 of the Employment Agreement, the Executive hereby unconditionally release and forever discharge the Company Parties from any and all Claims that the Executive may have as of the date the Executive signs this Agreement arising under the Federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder ("ADEA"). By signing this Agreement, the Executive hereby acknowledges and confirms the following: (i) the Executive was advised by the Company in connection with the Executive’s termination to consult with an attorney of the Executive’s choice prior to signing this Agreement and to have such attorney explain to the Executive the terms of this Agreement, including, without limitation, the terms relating to the Executive’s release of claims arising under ADEA, and the Executive has been given the opportunity to do so; (ii) the Executive was given a period of not fewer than 21 days to consider the terms of this Agreement and to consult with an attorney of the Executive’s choosing with respect thereto; and (iii) the Executive knowingly and voluntarily accepts the terms of this Agreement. The Executive also understands that the Executive has seven days following the date on which the Executive signs this Agreement within which to revoke the release contained in this paragraph, by providing the Company a written notice of the Executive’s revocation of the release and waiver contained in this paragraph. (c) No Assignment. The Executive (or the Executive’s estate, as applicable) represents and warrants that the Executive (or the Executive’s estate, as applicable) has not assigned any of the Claims being released under this Agreement. 2. Waiver of Relief. The Executive (or the Executive’s estate, as applicable) acknowledges and agrees that by virtue of the foregoing, the Executive (or the Executive’s estate, as applicable) has waived any relief available to him/it (including without limitation, monetary damages and equitable relief, and reinstatement) under any of the Claims waived in paragraph 1. Therefore the Executive (or the Executive’s estate, as applicable) agrees that he/it will not accept any award or settlement from any source or proceeding (including but not limited to any proceeding brought by any other person or by any government agency) with respect to any Claim or right waived in this Agreement. Nothing in this Agreement shall be construed to prevent the Executive (or the Executive’s estate, as applicable) from cooperating with or participating in an investigation conducted by, any governmental agency, to the extent required or permitted by law. 3. Severability Clause. In the event any provision or part of this Agreement is found to be invalid or unenforceable, only that particular provision or part so found, and not the entire Agreement, will be inoperative. 4. Non-admission. Nothing contained in this Agreement will be deemed or construed as an admission of wrongdoing or liability on the part of the Company or any other Company Party or the Executive. DocuSign Envelope ID: 6B857F83-EB0F-4E7E-82C3-DB9458294A39

750284-4-10533-v0.11 - 15 - US-5003-ERISA 5. Governing Law. All matters affecting this Agreement, including the validity thereof, are to be governed by, and interpreted and construed in accordance with, the laws of the State of Maryland applicable to contracts executed in and to be performed in that State. 6. Notices. All notices or communications hereunder shall be made in accordance with Section 10 of the Employment Agreement. THE EXECUTIVE (OR THE EXECUTIVE’S ESTATE, AS APPLICABLE) ACKNOWLEDGES THAT THE EXECUTIVE HAS READ THIS AGREEMENT AND THAT HE/IT FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT HE/IT HEREBY EXECUTES THE SAME AND MAKES THIS AGREEMENT AND THE RELEASE AND AGREEMENTS PROVIDED FOR HEREIN VOLUNTARILY AND OF HIS/ITS OWN FREE WILL. JEFFREY LIPSON __________________ Date:_____________ HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC. By:__________________________________ Name: Title: DocuSign Envelope ID: 6B857F83-EB0F-4E7E-82C3-DB9458294A39